Exhibit 99.1

CPS Technologies Corp. Announces Pricing of $9.6 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules

NORTON, Mass., May 28, 2026 (GLOBE NEWSWIRE) – CPS Technologies Corp. (NASDAQ: CPSH) (“CPS” or the “Company”), today announced that it has entered into definitive securities purchase agreements with certain institutional investors for the purchase and sale of an aggregate of 1,200,000 shares of the Company’s common stock at a purchase price of $8.00 per share in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about May 29, 2026, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $9.6 million, before deducting the placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, commercialization of developing technologies and other investments.

The offering is being made pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-282266) originally filed with the Securities and Exchange Commission (“SEC”) on September 20, 2024, and declared effective by the SEC on October 17, 2024. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by email at rothecm@roth.com, or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CPS Technologies Corp.

CPS is an advanced materials company that designs, manufactures, and sells high-performance material solutions to global customers in transportation, energy, automotive, electronics, telecommunications, aerospace, and defense. The company specializes in proprietary metal matrix composites (MMCs), combining metals and ceramics to deliver superior strength, thermal management, and reliability for demanding applications such as high-speed rail, HVDC systems, mass transit, electric vehicles, internet equipment, and electrical infrastructure. CPS also produces hermetic packaging for high-reliability power and communications modules, supporting avionics, GPS, microprocessors, and specialized integrated circuits. Additionally, its lightweight HybridTech Armor® provides high strength-to-weight protection. CPS focuses on innovation, quality, and diversified high-growth markets to drive sustained, profitable growth. The Company’s Vision is “to pioneer the next generation of high-performance materials and solve the world’s toughest engineering challenges.”

Safe Harbor

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the registered direct offering, including the completion, size and timing of the offering, the Company’s intended use of proceeds from the offering and other statements that are not historical facts. These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of the Company’s business and other risks detailed from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K and other periodic reports filed with the SEC, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company expressly disclaims any obligation to update any forward-looking statements or information in this release.

CPS Technologies Corp.
111 South Worcester Street
Norton, MA 02766
www.cpstechnologysolutions.com

Investor Relations:
Chris Witty
646-438-9385
cwitty@darrowir.com